UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

Idaho	82-0475383
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

PCS 2009 Equity Incentive Plan

(Full title of the plan)

Anthony A. Maher, President, CEO and Chairman of the Board

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Name and address of agent for service)

208-343-3110

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee*
No Par Value Common Stock	4,000,000	$1.20	$4,800,000	$267.84

*

Calculated according to Rule 457(h) and (c) of the Securities and Exchange Commission, based upon the average of the bid and asked prices of our common stock on the OTC Bulletin Board on November 19, 2009, to be issued under the 2009 Plan.

Part 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

A copy of our (“PCS Edventures!.Com, Inc. ,” or the “Company,” “we,” “our,” and “us” or words of similar import) 2009 Equity Incentive Plan ( the “2009 Plan”) is attached hereto and incorporated herein by reference.

A summary of the 2009 Plan is set forth below.  This summary is qualified in its entirety by the full text of the 2009 Plan, which is attached to this Registration Statement as Exhibit 99.1.  Any capitalized terms not otherwise defined in this summary shall have the meaning ascribed to such term in the 2009 Plan.  For additional information about the 2009 Plan and its administrators, contact PCS Edventures!.Com, Inc., Attn: Anthony A. Maher, 345 Bobwhite Ct. #200, Boise, ID 83706 (208) 343-3110.

Purpose

The purpose of the 2009 Plan is to (i) align the interests of employees, officers, directors, and consultants of the Company or any subsidiary of the Company with the interests of the Company’s shareholders; (ii) provide employees, officers, directors and consultants with an incentive for outstanding performance; and (iii) enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest and effort the successful conduct of the Company’s business is dependent.

Participants

The employees, officers, directors and consultants of the Company and any subsidiary of the Company (“Subsidiary”) are eligible to participate in the 2009 Plan.  The term “employee” means: (i) any person who is an employee of the Company or a Subsidiary and (ii) any person deemed to be a “Key Employee” in accordance with Section 416(i) of the Internal Revenue Code, as amended, and any successor revenue code (“Code”).

Permissible Awards

The 2009 Plan authorizes the grant of awards in any of the following forms (“Award”):

•

Stock options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the Code.  The exercise price of an option granted under the 2009 Plan may not be less than the fair market value of the Company’s common stock on the date of grant.  The vesting and exercise of the stock option may be conditioned upon such events, or compliance with such criteria, or both, as the Board may determine.  The Board may waive any vesting or exercise provision at any time in whole or in part based upon factors as the Board may determine in its sole discretion.  Stock options granted under the 2009 Plan will have a term of no more than 10 years.  Incentive stock options may be granted only to eligible employees of the Company or any Subsidiary; but nonstatutory stock options may be granted to any 2009 Plan participant.  The maximum fair market value of common stock (as determined on the grant date) which may be granted under the 2009 Plan for incentive stock options to any one person during any one calendar year is $100,000.

•

Stock appreciation rights, which give the holder the right to receive the excess, if any, of the fair market value of one or more shares of common stock on the date of exercise, over the base price of the stock appreciation right.  The vesting and exercise of stock appreciation rights may be conditioned upon such events, or compliance with such criteria, or both, as the Board may determine.  Stock appreciation rights shall not entitle the holder to voting rights or any other rights of a shareholder.

•

Phantom stock, which gives the holder the right to receive payment of the entire fair market value of one or more shares of common stock at a future date.  The vesting and exercise of the phantom stock may be conditioned upon such events, or compliance with such criteria, or both, as the Board may determine.  Phantom stock shall not entitle the holder to voting rights or any other rights of a shareholder.

•

Performance shares, which are units valued by reference to a designated number of shares of common stock.  The value of the units is paid upon the attainment of stated vesting or performance goals set by the Board.

•

Restricted stock, which is subject to restrictions on transferability and subject to forfeiture based on the failure to attain stated vesting or performance goals set by the Board.

•

Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future and which are subject to restrictions on transferability and subject to forfeiture based on the failure to attain stated vesting or performance goals set by the Board.

•

Deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, on such terms and conditions as the Board may determine.

•

Dividend equivalents, which entitle the participant to payments calculated by reference to the amount of dividends paid on the shares of stock underlying an Award during a specified period of time on such terms and conditions as the Board may determine.

•

Stock purchase incentives, which entitle the participant to purchase from the Company shares of the Company’s common stock, generally at a discount.  The incentive price per share shall not be less than 85% of the fair market value of the common stock on the date of grant or the date of exercise, which ever is lower.  Stock purchase incentives granted under the 2009 Plan are intended to comply with provisions of the Code applicable to employee stock purchase plans.  No employee shall be granted a stock purchase incentive if such employee after the grant owns five percent or more of the total voting power or value of all classes of Company stock or permits the employee’s rights to purchase common stock at a rate which exceeds $25,000 for the calendar year.

•

Other stock-based awards in the discretion of the Board, including unrestricted stock grants.

All Awards will be evidenced by a written Award Agreement between the Company and the participant, which will include such provisions as may be specified by the Board.  Awards granted under the 2009 Plan may, in the discretion of the Board, be granted either alone, in addition to, or in tandem with any other Award granted under the 2009 Plan.

Deductibility under Section 162(m)

The 2009 Plan is designed to comply with Code Section 162(m) so that grants of market priced options and stock appreciation rights under the 2009 Plan, and other Awards that are conditioned on performance goals as described below, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible.  While the Board believes it is important to preserve the deductibility of compensation under Code Section 162(m) generally, the Board reserves the right to grant or approve non-deductible Awards or compensation.

Performance Goals

The Board may designate any Award as a qualified performance-based award in order to make the Award fully deductible without regard to the limitation on deductibility imposed by Code Section 162(m).  If an Award is so designated, the Board shall establish objectively determinable performance goals for the Award.  Performance goals for such Awards shall be based on one or more of the following business criteria:

•

Earnings, including per share (whether growth or target), operating or other methods of measuring earnings;

•

Return on investment, including return on equity, on assets, on investment, on capital; and other methods of measuring the return on the investment;

•

Income, including gross, net operating, etc.;

•

Revenue, including operating and non-operating revenue;

•

Operations, including net and gross margin, compliance and other methods to measure operations;

•

Customer, customer service and customer statistics;

•

Employee recruitment, compensation, retention, training, development and leadership;

•

Shareholder relations;

•

Company culture;

•

Creativity, including improving Company products and processes, solving customer issues, imagination, and artistic and intellectual inventiveness;

•

Community involvement;

•

Strategy, including developing, updating and implementing strategic plans;

•

Growth, geographical growth, market share growth, facility growth and acquisitions; and

•

Goals consistent with the participant’s specific employee and officer duties and responsibilities, designed to further the financial, operational and other business interests of the Company.

A performance-based Award shall be earned, vested and payable (as applicable) only upon the achievement of (i) performance goals established by the Board and derived from one or more of the business criteria set forth above; and (ii) any other conditions that the Board may determine with respect to the business criteria set forth above.  The Board may provide, in its sole and absolute discretion, in connection with the grant of or amendment of a performance-based Award, that achievement of the performance goals will be waived upon death, disability, change in control or acceleration of vesting for any other reason as set forth in the 2009 Plan.

The Board may determine that any evaluation of performance will include, exclude or otherwise equitably adjust for unusual and non-recurring financial events such as asset write-downs or impairment charges; litigation or claim judgments or settlements; the effect of changes in tax laws or accounting principles affecting reported results; accruals for reorganization and restructuring programs; extraordinary nonrecurring items meriting special accounting treatment, as determined under generally accepted accounting principles or as set forth in financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.  However, in order to meet the requirements of Section 162(m), in the event the Board determines to include or exclude such unusual and nonrecurring events when measuring actual results, it must do so in a prescribed form and within the time as may be required or permitted under applicable tax regulations.  Any payment of an Award granted with performance goals will be conditioned on the written certification of the Board in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries

No right or interest of a participant in any unexercised or restricted Award may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation or liability of such participant to any person other than the Company or a Subsidiary.  No unexercised or restricted Award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order.  The Board may permit other transfers where the Board concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including (without limitation) any state or federal tax or securities laws or regulations applicable to transferable Awards.  A participant may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any Award upon the participant’s death.

Forfeiture Events

An Award Agreement may specify that the participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, exercise or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company or a Subsidiary.

Acceleration Upon Certain Events

Unless otherwise provided in an Award grant or other governing document, if a participant’s service terminates by reason of death or disability, all of such participant’s outstanding options, stock appreciation rights and other Awards in the nature of rights that may be exercised will become fully vested and exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based Awards will be fully earned based upon an assumed achievement of all relevant performance goals at “target” levels, and there will be a pro-rata payout of such performance-based Awards based upon the length of time within the performance period that has elapsed prior to the termination of service.

Unless otherwise provided in an Award grant or other governing document, upon the occurrence of a Change in Control of the Company, all outstanding options, stock appreciation rights and other Awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on outstanding Awards will lapse, all outstanding performance-based Awards will be fully earned based upon an assumed achievement of all relevant performance goals at “target” levels and there will be a pro-rata payout of such performance-based Awards based upon the length of time within the performance period that has elapsed prior to the Change in Control.

In addition, the Board may in its discretion accelerate Awards for any other reason; however, the Board shall not exercise such discretion with respect to restricted stock or restricted stock units that in the aggregate exceed 5% of the shares available for issuance under the 2009 Plan (excluding from this calculation restricted shares or restricted stock units granted to non-employee directors or accelerations of vesting upon a Change in Control or other corporate transaction or restructuring, or a participant’s termination of employment or separation from service resulting from death or disability or for the convenience or in the best interests of the Company).  The Board may discriminate among participants or among Awards in exercising such discretion.

Shares Available for Awards

Subject to adjustment as provided in the 2009 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to Awards granted under the 2009 Plan is 4,000,000.  Each share issued and outstanding pursuant to an Award shall be subtracted from the total number of shares reserved under the 2009 Plan, and Awards satisfied in cash or property shall not result in decreasing the total number of shares reserved under the 2009 Plan.  Except for the reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the 2009 Plan, the Company shall not be required to establish any special or separate fund or otherwise segregate assets to assure payment of any Award under the 2009 Plan.

Adjustments

In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock-split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the share authorization limits under the 2009 Plan will automatically be adjusted proportionately; the shares then subject to each Award will automatically be adjusted proportionately without any change in the aggregate purchase price for such Award; and the Board may adjust outstanding Awards to preserve the benefits or potential benefits of the Awards.

Exercise Consideration

The Board may determine the consideration, including method of payment, to be paid upon exercise of an Award.  The form of consideration may include, in whole or in part, cash, check, promissory note, shares, a cashless exercise, reduction in any liability owed to the Company and such other forms and methods for payment of Awards to the extent permitted by the Company and applicable law.  Awards shall be issued directly by the Company without the imposition of fees, commissions or other charges.

Administration

The 2009 Plan will be administered by the Board.  The Board may appoint a committee and empower the committee to act on behalf of the Board, including (without limitation) the authority to act up to and including in full substitution for the Board.  The Board will have the authority to designate participants; determine the type or types of Awards to be granted to each participant and the number, terms and conditions thereof; the form of payment of an Award, including cash, stock, property or other Awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2009 Plan; and make all other decisions and determinations that may be required under the 2009 Plan.

The daily administration of the 2009 Plan shall be performed by a person under the direction of the Board (“Plan Administrator”).  Unless otherwise determined by the Board, the Plan Administrator shall be the Secretary of the Company, with such assistance as the Plan Administrator shall deem advisable.  The Plan Administrator shall take all necessary and proper steps to implement the 2009 Plan and decisions of the Board.

The Board may not make discretionary Awards to non-employee directors.  Awards granted to the Company’s non-employee directors will be made only in accordance with the parameters of the Company’s director compensation plan, or any successor program for the compensation of non-employee directors as in effect from time to time.

Reporting

The Plan Administrator shall create and maintain a ledger to record the status of all Awards granted under the 2009 Plan (“Plan Ledger”).  The Plan Ledger is the official record of the existence and exercise of any Award.  Unless otherwise determined by the Board or as required by the Code, no status reports on Awards made to employees will be given.

Adoption, Duration, Termination and Amendment

The 2009 Plan was approved by the Board in May 2009, and the Company’s shareholders approved the 2009 Plan at the annual meeting of the Company’s shareholders held on August 27, 2009.  The 2009 Plan has a term of 10 years, unless earlier terminated by the Board.  The Board may, at any time and from time to time, terminate or amend the 2009 Plan; but if an amendment to the 2009 Plan would in the reasonable opinion of the Board materially increase the number of shares of stock issuable under the 2009 Plan, expand the types of Awards that may be granted under the 2009 Plan, materially expand the class of participants eligible to participate in the 2009 Plan, materially extend the term of the 2009 Plan or otherwise constitute a material change requiring shareholder approval under applicable stock exchange listing requirements, tax or other applicable laws, policies or regulations, then such amendment will be subject to shareholder approval.  The Board may amend or terminate outstanding Awards without approval of the participant, as long as the amendment or termination does not reduce or diminish the value of such Awards or adversely affect any Award previously granted under the 2009 Plan.

Prohibition on Extension and Repricing

The original term of a stock option may not be extended without the prior approval of the Company shareholders.  Except as indicated above under “Adjustments”, the exercise price of a stock option may not be reduced, directly or indirectly, without the prior approval of the Company shareholders.

ERISA

The 2009 Plan itself is not subject to ERISA.  However, it is possible that, depending on the terms of any Award granted under the 2009 Plan, the Award Agreement with an individual 2009 Plan participant might result in that particular agreement being subject to ERISA.

Certain Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of Awards under the 2009 Plan and the subsequent sale of common stock acquired under the 2009 Plan.  The tax consequences of Awards vary depending upon the participant. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances and applicable law.  The income tax laws, regulations and interpretations thereof change frequently.  Participants are solely responsible for all federal, state and other income, transfer, estate and other taxes, interest, penalties and related charges arising from or related to the Awards.  Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.  The Company does not offer or render any tax advice relating to the awards.

Nonstatutory Stock Options.  There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option at fair market value under the 2009 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price; and the Company will be allowed a corresponding deduction.  In the event that the stock received is restricted stock, the optionee does not recognize ordinary income when the option is exercised, but recognizes ordinary income at the time the restrictions lapse.  Any gain that the optionee realizes when the optionee later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Option. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option.  If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss; and the Company will not be entitled to a federal income tax deduction.  If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount.  While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.  A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted.  When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant; and the Company will be allowed a corresponding federal income tax deduction at that time.

Phantom Stock.  A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time phantom stock is granted.  When the participant receives settlement of the Award, the fair market value of the shares of stock (or cash payment) and any dividends and liquidation or redemption proceeds applicable to the phantom stock will be ordinary income to the participant; and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.  If a restricted stock award is subject to restrictions on transfer and substantial risk of forfeiture, then the participant will not recognize income and the Company will not be allowed a tax deduction at the time the restricted stock Award is granted, unless the participant makes an election to accelerate recognition of the income to the date of grant as described below.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount the participant paid for the stock); and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock); and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units.  A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit Award is granted.  Upon issuance of shares of common stock in settlement of a restricted stock unit Award, a participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount the participant paid for the stock); and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Deferred Stock Units.  A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a deferred stock unit Award is granted.  Upon issuance of shares of common stock in settlement of a deferred stock unit Award, a participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount the participant paid for the stock); and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Shares.  A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance shares are granted.  When the participant receives settlement of the Award, the fair market value of the shares of stock (or cash payment) will be ordinary income to the participant; and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Dividend Equivalents.  A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time the dividend equivalents are granted.  When the participant receives dividend payments, the payments will be ordinary income to the participant; and the Company will be allowed a corresponding federal income tax deduction at that time.

Stock Purchase Incentives.  There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of a stock purchase incentive under the 2009 Plan.  If the optionee holds the stock purchase incentive shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the stock purchase incentive shares will be long-term capital gain or loss; and the Company will not be entitled to a federal income tax deduction.  If the optionee disposes of the stock purchase incentive shares in a sale, exchange or other disqualifying disposition before the required holding period ends, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the stock purchase incentive shares at the time of exercise over the exercise price; and the Company will be allowed a federal income tax deduction equal to such amount.

Code Section 409A.  The 2009 Plan permits the grant of various types of incentive Awards, which may or may not be exempt from Code Section 409A.  If an Award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties.  Restricted stock awards, stock options and stock appreciation rights that comply with the terms of the 2009 Plan are designed to be exempt from the application of Code Section 409A.  Restricted stock units, deferred stock units and performance shares granted under the 2009 Plan would be subject to Section 409A unless they are designated to satisfy the short-term deferral exemption from such law.  If not exempt, such Awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Benefits to Officers and Directors

Officers and directors of the Company are eligible to participate in the 2009 Plan.  Eligibility of officers and directors to participate in one of more types of Awards shall be determined by the Board.  To the extent the Board determines an officer or director is eligible to participate in one of more types of Awards, such individuals will personally benefit from the 2009 Plan.

Item 2. Registrant Information and Employee Plan Annual Information.

Access to our 2009 Plan, our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, all of our 10-Q Quarterly Reports and any of our Current Reports on Form 8-K that have been filed with the Securities and Exchange Commission (the “SEC”) during the past 12 months will be provided to the 2009 Plan participants.

We also undertake to furnish, without charge, to such participants or persons purchasing any of our securities registered hereby, copies of all of such documentation at no charge.  Requests should be directed to Anthony A. Maher, our President, CEO and the Chairman of our Board of Directors, at the address and telephone appearing on the cover page of this Registration Statement.

Additional information regarding us may be reviewed at the SEC’s web site at www.sec.gov in the SEC Edgar Archives.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

(a)

Our Annual Report of Form 10-K for the fiscal year ended March 31, 2009, filed with the SEC on July 1, 2009; and our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2009; December 31, 2008; and September 30, 2008, respectively filed with the SEC on August 12, 2009, February 5, 2009, and November 14, 2008.

(b)

All of our other reports (including, without limitation, Current Reports on Form 8-K) filed pursuant to Section 13(a) or 15(d) of the Exchange Act  for the past 12 months.

(c)

We are authorized to issue two classes of securities, being comprised of 60,000,000 shares of no par value common voting stock and 20,000,000 shares of no par value preferred stock.

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors.  Common stock holders have the right to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor.  Holders of our common stock have no preemptive rights and have no rights to convert common stock into any other securities.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

See Item 3(c) above.

Item 5. Interests of Named Experts and Counsel.

Bradley C. Burningham, Esq., who has prepared this Registration Statement and an opinion regarding the authorization, issuance and fully-paid and non-assessable status of our securities covered by this Registration Statement, presently owns no shares of our common stock and is not deemed to be an affiliate of ours or a person associated with an affiliate of ours.  His father, Leonard W. Burningham, Esq., with whom he shares offices with his brother, Branden T. Burningham, Esq., as sole practitioners of law under acronym “Burningham & Burningham,” is the owner of 55,271 shares of our common stock; however, Bradley C. Burningham has no interest whatsoever in these shares, though he, his father and his brother may be entitled to participate in the 2009 Plan as an “Employee,” but such participation is not anticipated at this time.

Item 6. Indemnification of Directors and Officers.

The Idaho Business Corporation Act (the “Idaho Act”) authorizes an Idaho corporation to indemnify any director or officer against liability incurred in any proceeding if he or she met the statutory standard of conduct: i.e., he or she acted in good faith and reasonably believed his or her conduct was not opposed to the best interests of the corporation, and, in the case of conduct in his or her official capacity, was in the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The Idaho Act also permits indemnification of a director or officer who engaged in conduct for which broader indemnification has been made permissible or obligatory under the corporation’s articles of incorporation.

Unless ordered by a court, the Idaho Act prohibits a corporation from indemnifying a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the statutory standard of conduct.  Nor may a corporation indemnify a director in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

The Idaho Act requires the corporation to indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

We have not entered into any written indemnification agreements with our officers, directors or employees.  However, Article 6 of our Second Amended and Restated Articles of Incorporation (effective October 4, 2006) and our Third Amended Bylaws (effective August 29, 2006), provide as follows:

“To the fullest extent permitted by law, this corporation shall have the power to indemnify any person and to advance expenses incurred or to be incurred by such person in defending a civil, criminal, administrative or investigative action, suit or proceeding threatened or commenced by reason of the fact said person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors of otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  Any indemnification or advancement of expenses so granted or paid by the corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

No director shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for liability imposed for failure to comply with the applicable legal standard of conduct for a director in any of the circumstances described in Section 30-1-48, Idaho Code; or (iv) for any transaction from which the director derives an improper personal benefit.”

As authorized by the Idaho Act, our Bylaws obligate us to pay or reimburse expenses incurred by a director or officer who is a party to a proceeding because he or she is an officer or director of the Company.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), for directors, officers or persons controlling us,  the SEC has taken the position that this type of indemnification is against public policy and unenforceable.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

Exhibit Number

5.1

Opinion of Bradley C. Burningham, Esq. regarding Legality

23.1

Consent of Bradley C. Burningham, Esq.

23.2

Consent of M&K CPAS, PLLC, our Auditors

23.3

Consent of HJ & Associates, LLC, our former Auditors

99.1

2009 Equity Incentive Plan

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on November 19, 2009.

                   REGISTRANT:

Date: November 19, 2009

                 By:  /s/ Anthony A. Maher

   Anthony A. Maher

                                                                                                CEO, President and Chairman of the

             Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 19, 2009                                                              By: /s/ Dehryl A. Dennis

Dehryl A. Dennis

Director

Date: November 19, 2009                                                              By: /s/ Michael K. McMurray

Michael K. McMurray

Director